UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

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Definitive Proxy Statement

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Soliciting Material Under §240.14a-12

MARSHALL & ILSLEY CORPORATION

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(Name of Registrant as Specified In Its Charter)

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MARSHALL & ILSLEY CORPORATION

770 North Water Street

Milwaukee, Wisconsin 53202

Supplement to Proxy Statement for 2004 Annual Meeting of

Shareholders to be held on April 27, 2004

The following supplements and amends the Proxy Statement of Marshall & Ilsley Corporation (the “Company”) for the Annual Meeting of Shareholders of the Company to be held on Tuesday, April 27, 2004.

On April 13, 2004, the Company announced the appointment of Mark F. Furlong as President of M&I Marshall & Ilsley Bank effective July 1, 2004.  Mr. Furlong will continue as the Company’s Chief Financial Officer until a successor is appointed, and Mr. Furlong will remain an Executive Vice President of the Company.

The current president of M&I Marshall & Ilsley Bank, Mr. Thomas M. Bolger, will retire as President of M&I Bank and as an executive officer of the Company effective June 30, 2004.  In connection with his retirement, M&I and Mr. Bolger have entered into an Early Retirement Agreement (the “Agreement”).   Pursuant to the Agreement, Mr. Bolger will provide certain services to the Company through December 31, 2005, and will be subject to non-compete and confidentiality provisions through June 30, 2006.  Mr. Bolger is entitled to salary continuation at his current annual rate of $480,000 and targeted short-term incentives of $384,000 annually through June 30, 2006 for his obligations under the Agreement.  In addition, Mr. Bolger will be entitled to $240,000 as a pro rata incentive for the first half of 2004.  Mr. Bolger will also be entitled to continued vesting and participation with regard to his outstanding equity and long-term incentive plan awards in accordance with the retiree provisions of such plans.  The Compensation and Human Resources Committee (the “Committee”) has reviewed and approved the terms of the arrangement with Mr. Bolger.  The Committee believes the arrangements with Mr. Bolger are appropriate given his years of service and his obligations under the Agreement.

Except as supplemented and amended above, the Proxy Statement is unchanged.  The Supplement is being mailed to the Company’s shareholders entitled to vote at the meeting to be held on April 27, 2004.

The date of the Supplement is April 13, 2004.